UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Loveton Circle Sparks, Maryland	21152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 771-7301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2017, McCormick & Company, Incorporated, a Maryland corporation (“McCormick”), entered into a Stock Purchase Agreement (the “Agreement”) with The R.T. French’s Food Group Limited, a private limited company incorporated in England and Wales (“French’s Seller”), Reckitt Benckiser LLC, a Delaware limited liability company (“Tiger’s Milk Seller” and, together with French’s Seller, the “Sellers”), and Reckitt Benckiser Group plc (“Sellers’ Parent”).

Pursuant to the terms and conditions of the Agreement, at the closing, McCormick will acquire 100% of the outstanding equity interests of each of (i) The French’s Food Company LLC, a Delaware limited liability company (“French’s US”), (ii) The French’s Food Company, Inc., a Canadian corporation (“French’s Canada”), (iii) The R.T. French’s Food Company Limited, a private limited company incorporated in England and Wales (“French’s UK”), and (iv) Tiger’s Milk LLC, a Delaware limited liability company (“Tiger’s Milk”, and together with French’s US, French’s Canada and French’s UK, the “Target Companies”). The aggregate purchase price payable by McCormick is $4.2 billion in cash, subject to customary purchase price adjustments related to the amount of the Target Companies’ cash, debt, net working capital, and transaction expenses as described in the Agreement.
The Agreement contains customary representations, warranties, and covenants of the Sellers, Seller’s Parent, and McCormick. From the date of the Agreement until the closing of the transaction, the Sellers are required to operate the Target Companies’ business in the ordinary course and to comply with certain covenants regarding the operation of the business. The obligations of the Sellers under the Agreement are guaranteed by the Seller’s Parent. The closing of the transaction is subject to customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement contains certain termination rights for the Sellers and McCormick, including if the closing does not occur before 5:00 p.m. New York City time on January 18, 2018, subject to certain extension rights. McCormick has agreed to pay Sellers a termination fee of $210 million upon termination of the Agreement under specified circumstances relating to the failure to obtain antitrust clearance or a breach by McCormick of its antitrust efforts covenant. McCormick’s obligation to consummate the transaction is not subject to any condition related to the availability of financing. In addition, in connection with entry into the Agreement, the Sellers and McCormick have agreed that a subsidiary of Seller’s Parent and McCormick will enter into a transition services agreement upon the closing of the transaction, pursuant to which the subsidiary of Seller’s Parent will provide certain services to accommodate the transition of the Target Companies’ business.
The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Target Companies, Sellers or McCormick. The Agreement contains representations, warranties and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that the Sellers delivered in connection with the execution of the Agreement and were made only as of the date of the Agreement. Accordingly, investors and security holders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in McCormick’s public disclosures.

McCormick expects to finance the transaction with $3.7 billion of new debt, which will include pre-payable terms loans and senior unsecured notes issued in the capital markets, and $500 million in equity through a follow-on offering. In connection with McCormick’s entry into the Agreement, McCormick has entered into a commitment letter, dated July 18, 2017 (the “Commitment Letter”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A. (“Bank of America”), Credit Suisse Securities (USA) LLC and Credit Suisse AG (“Credit Suisse”), pursuant to which and subject to the terms and conditions set forth therein, Bank of America and Credit Suisse have agreed to provide a senior unsecured 364-day bridge loan facility (the “Bridge Facility”) of up to $4.2 billion in the aggregate for the purpose of providing the financing necessary to fund all or a portion of the consideration to be paid pursuant to the terms of the Agreement and related fees and expenses. Commitments under the Bridge Facility will be reduced in equivalent amounts upon any incurrence by McCormick of term loans and/or the issuance of equity or notes in a public offering or private placement prior to the consummation of the transaction and loans under the Bridge Facility will be prepaid in equivalent amounts upon the incurrence by McCormick of term loans and/or the issuance of equity or notes in a public offering or private placement and upon other specified events, in each case subject to certain exceptions set forth in the Commitment Letter.
The funding of the Bridge Facility is contingent on the satisfaction of certain customary conditions set forth in the Commitment Letter, including (i) the execution and delivery of definitive documentation with respect to the Bridge Facility in accordance with the terms sets forth in the Commitment Letter, and (ii) the consummation of the transaction in accordance with the Agreement.
This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Concerning Forward-Looking Statements

Certain information contained herein and in the exhibits that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe” and “plan.” The forward-looking statements contained in this Form 8-K include, without limitation, statements related to: the planned acquisition of the Target Companies and the timing and financing thereof; the ability to obtain regulatory approvals and meet other closing conditions for the planned acquisition; and certain transition services expected to be received in connection with the planned acquisition. These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; potential volatility in the capital markets and its impact on the ability to complete the proposed debt and equity financing necessary to satisfy the purchase price; failure to retain key management and employees of the Target Companies; issues or delays in the successful integration of the Target Companies’ operations with those of McCormick, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the Target Companies’ business from the information technology systems of the Sellers to those of McCormick as well as risks associated with other integration or transition of the operations, systems and personnel of the Target Companies, each, as applicable, within the term of the six-month post-closing transition services agreement between McCormick and the Sellers; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; conditions in the securities market that are less favorable than expected; and changes in the level of capital investment, and other risks described in McCormick's filings with the Securities and Exchange Commission, including McCormick’s Annual Report on Form 10-K for the year ended November 30, 2016.

Actual results could differ materially from those projected in the forward-looking statements. McCormick undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this report is listed in Item 1.01 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel and Secretary

Date: July 19, 2017

EXHIBIT INDEX

Exhibit Number	Description
2.1
Stock Purchase Agreement, dated July 18, 2017, by and among McCormick & Company, Incorporated, The R.T. French’s Food Group Limited, Reckitt Benckiser LLC, and Reckitt Benckiser Group plc. Disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Stock Purchase Agreement as filed identifies such schedules and exhibits, including the general nature of their contents. McCormick agrees to furnish a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.